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                                                                    EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                         INSIGHT HEALTH SERVICES CORP.

    As set forth in the Prospectus dated   , 1998 (the "Prospectus") of InSight
Health Services Corp. (the "Issuer") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuer's offer (the "Exchange Offer") to exchange its outstanding 9 5/8% Senior Subordinated Notes Due 2008 (the "Outstanding Notes") for its Series B 9 5/8% Senior Subordinated Notes Due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined herein). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON            ,
   1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION
                                     DATE.

   DELIVERY TO: State Street Bank and Trust Company, N.A., as Exchange Agent
                     If by Mail, Hand or Overnight Courier:
                   State Street Bank and Trust Company, N.A.
                            61 Broadway, 15th Floor
                            New York, New York 10006
                             Attention: __________
                                       or
                                If by Facsimile:
                                 (212) 612-3201
                        (for Eligible Institutions only)
                             Confirm by Telephone:
                                 (212) 612-3450

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Outstanding Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions to the Exchange Offer set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under the section entitled "Exchange Offer--Guaranteed Delivery Procedures."

    The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may only be withdrawn prior to 5:00 P.M., New York City time, on the Expiration Date pursuant to the procedures described in the Prospectus under the section entitled "Exchange Offer--Withdrawal Rights." Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

    All authority thereto conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount of Outstanding Notes: _________________________________________

Name(s) of Holder(s): __________________________________________________________

Address: _______________________________________________________________________

Area Code and Telephone No.: ___________________________________________________

Signature(s)                                   Dated:
                                               Dated:
Signature(s)

The Depository Trust Company Account No.: ______________________________________

    This Notice of Guaranteed Delivery must be signed by (i) the Holders(s) of Outstanding Notes exactly as its (their) name(s) appear on a security position listing maintained by The Depository Trust Company as the owner of Outstanding Notes or (ii) by person(s) authorized to become Holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

         PLEASE PRINT NAME(S) AND ADDRESS(ES) OF PERSON SIGNING ABOVE. Name(s):________________________________________________________________________
Capacity:_______________________________________________________________________
Address(es):____________________________________________________________________
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                                   GUARANTEE

                      (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of a confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH HEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

  Name of Firm                              Authorized Signature
  DTC Participant Number                    Title
  Address                                   Name (Please Print or Type)
  City           State           Zip Code   Area Code and Telephone No.
  Contact Name                              Date

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.